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                                                                   EXHIBIT 3.1vv


                                                                           FILED
                                                                     DEC 19 2000
                                                                 STATE TREASURER
                                                                  ROLAND MACHOLD

                      New Jersey Department of the Treasury
                               Division of Revenue
                           Certificate of Amendment to
                          Certificate of Incorporation
                    (For Use by Domestic Profit Corporations)

     PURSUANT TO THE PROVISIONS OF SECTION 14A:9-2 (4) AND SECTION 14A:9-4 (3), CORPORATIONS, GENERAL, OF THE NEW JERSEY STATUTES, THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING CERTIFICATE OF AMENDMENT TO ITS CERTIFICATE OF INCORPORATION:

l. The name of the corporation is: Uniroyal Chemical Company, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 11 day of December, 2000

Resolved, that Article I of the Certificate of Incorporation be amended to read as follows:

   "The name of the corporation is CROMPTON MANUFACTURING COMPANY, INC."

3. The number of shares outstanding at the time of the adoption of the amendment was: One Hundred (100) Shares. The total number of shares entitled to vote thereon was: One Hundred (100) Shares

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

NUMBER OF SHARES VOTING FOR AMENDMENT  NUMBER OF SHARES VOTING AGAINST AMENDMENT
-------------------------------------  -----------------------------------------
     One Hundred (l00) Shares

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

                                                         BY: /s/ Peter Barna
                                                             (Signature)
                                                     Peter Barna, Vice President

Dated this 12 day of December, 2000

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.